Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name	Organized Under Laws Of
2463297 Ontario Limited	Canada
Antec International Ltd.	United Kingdom
Baanhoekweg Energie Project BV	Netherlands
ChemFirst Inc.	Mississippi
Chemours Belgium BVBA	Belgium
Chemours Chemicals Rus	Russia
Chemours Deutschland GmbH	Germany
Chemours EMEA 2, LLC	Delaware
Chemours France SAS	France
Chemours Hong Kong Holding Limited	Hong Kong
Chemours International 2, LLC	Delaware
Chemours International Operations Sàrl	Switzerland
Chemours Italy S.r.l.	Italy
Chemours Jersey Ltd.	Channel Islands
Chemours Kabushiki Kaisha	Japan
Chemours Korea Inc.	Korea
Chemours Netherlands 2, LLC	Delaware
Chemours Netherlands BV	Netherlands
Chemours NL Holding 1 B.V.	Netherlands
Chemours NL Holding 2 B.V.	Netherlands
Chemours NL Holding 3 B.V.	Netherlands
Chemours NL Holding 4 B.V.	Netherlands
Chemours NL Holding 5 B.V.	Netherlands
Chemours Services Sàrl	Switzerland
Chemours Spain S.L.	Spain
Chemours Titanium Technologies (Taiwan) Ltd.	Taiwan
Chemours TR Kimyasal Ürünler Limited Şirketi	Turkey
Dordrecht Energy Supply Company B.V.	Netherlands
Dordrecht Energy Supply Company C.V.	Netherlands
First Chemical Corporation	Mississippi
First Chemical Texas, L.P	Delaware
Initiatives Inc. S.A. de C.V.	Mexico
International Dioxcide, Inc.	Delaware
Shenzhen Chemours Investment Co., Ltd.	China
TCC Holding 1 C.V.	Netherlands
TCC Holding 2 C.V.	Netherlands
TCC Holding 3 C.V.	Netherlands
The Chemours (Changshu) Fluoro Technology Company Limited	China
The Chemours (Taiwan) Company Limited	Taiwan
The Chemours (Thailand) Company Limited	Thailand
The Chemours Canada Company	Canada
The Chemours Chemical (Shanghai) Company Limited	China

Name	Organized Under Laws Of
The Chemours Company	Delaware
The Chemours Company (Australia) Pty Limited	Australia
The Chemours Company Asia Pacific Operations, Inc.	Delaware
The Chemours Company Chile Limitada	Chile
The Chemours Company Colombia S.A.S.	Colombia
The Chemours Company Delaware Operations, Inc.	Delaware
The Chemours Company EMEA, LLC	Delaware
The Chemours Company FC, LLC	Delaware
The Chemours Company Industria E Comercio de Produtos Quimicos Ltda.	Brazil
The Chemours Company International, LLC	Delaware
The Chemours Company Malaysia Sdn. Bhd.	Malaysia
The Chemours Company Mexicana S. de R.L. de C.V.	Mexico
The Chemours Company Mexico, S. de R.L. de C.V.	Mexico
The Chemours Company Netherlands, LLC	Delaware
The Chemours Company North America, Inc.	Delaware
The Chemours Company S.R.L.	Argentina
The Chemours Company Servicios, S. de R.L. de C.V.	Mexico
The Chemours Company Singapore Pte. Ltd.	Singapore
The Chemours Company TT, LLC	Pennsylvania
The Chemours Company Worldwide Operations, Inc.	Delaware
The Chemours Holding Company, S. de R.L. de C.V.	Mexico
The Chemours India Private Limited	India

Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.